Exhibit 3.1

AAON, INC.
a Nevada corporation

AMENDED AND RESTATED BYLAWS

Effective as of March 9, 2023

TABLE OF CONTENTS

Section 2.14 Submission of Questionnaire, Representation and Agreement. 10

Section 4.13 Execution of Negotiable Instruments, Deeds and Contracts. 26

AMENDED AND RESTATED
BYLAWS
of
AAON, INC.,
a Nevada corporation

ARTICLE I
OFFICES
Section 1.1    Principal Office.

The principal office of AAON, Inc. (the “Corporation”) shall be at such location within or without the State of Nevada as may be determined from time to time by resolution of the board of directors of the Corporation (the “Board of Directors”).

Section 1.2    Other Offices.

Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The Corporation’s resident agent and the street address of the Corporation’s resident agent in Nevada shall be as determined by the Board of Directors from time to time.

ARTICLE II
STOCKHOLDERS
Section 2.1    Annual Meetings.

Annual meetings of the Stockholders of the Corporation (the “Stockholders”) shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, directors shall be elected and such other business, if any, may be transacted as may be brought before the meeting pursuant to this Section 2.1. No business may be transacted at an annual meeting of Stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (A) who is a Stockholder of record on the date of the giving of the notice provided for in Section 2.13 and on the record date for the determination of Stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in Section 2.13.

Section 2.2    Special Meetings.

a.Special meetings of the Stockholders may be called by the Board of Directors, the President or at the request, in writing, of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may be held at such date and time as specified in the applicable notice. The Corporation may postpone, reschedule or cancel any special meeting of Stockholders previously scheduled by the Board of Directors.

b.No business shall be acted upon at a special meeting of Stockholders except as set forth in the notice of the meeting or matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate.

Section 2.3    Place of Meetings.

Any meeting of the Stockholders may be held at any location in or out of the State of Nevada as may be designated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting of

Stockholders shall not be held at any place, but may instead be held solely by means of electronic communications, videoconferencing, teleconferencing or other available technology authorized by and in accordance with Chapter 78 of the Nevada Revised Statutes (the Nevada Revised Statutes, “NRS”).

Section 2.4    Notice of Meetings; Waiver of Notice.

a.The chief executive officer, if any, the president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the Stockholders written notice of any Stockholders’ meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting, the means of electronic communications, videoconferencing, teleconferencing or other available technology, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting) and, except in the case of the annual meeting, the purpose or purposes for which the meeting is called.

b.In the case of an annual meeting, subject to Section 2.13 hereof, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenters’ rights is to be submitted to a vote, the notice of the meeting must state that the Stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

c.A copy of the notice shall be personally delivered, mailed postage prepaid or sent by electronic communication as provided in NRS 75.150 to each Stockholder of record entitled to vote at the meeting at the address appearing on the records of the Corporation. If personally delivered or delivered by electronic communication (with confirmation of successful transmission), service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is delivered or sent by electronic transmission. If mailed, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited-liability company managed by its members, to any manager of a limited-liability company managed by managers, to any general partner of a partnership or to any trustee of a trust constitutes delivery of the notice to the corporation, association, limited-liability company, partnership or trust.

d.The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the Stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

e.Any Stockholder may waive notice of any meeting by a signed writing, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.5    Determination of Stockholders of Record.

a.For the purpose of determining the Stockholders entitled to notice of and to vote at any meeting of Stockholders or any adjournment or postponement thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

b.If no record date is fixed, the record date for determining Stockholders: (i) entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of

Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting and must fix a new record date if the meeting is adjourned or postponed to a date more than sixty (60) days later than the meeting date set for the original meeting.

Section 2.6    Quorum; Adjourned Meetings.

a.Unless the Amended and Restated Articles of Incorporation of the Corporation effective as of June 5, 2014 (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, the “Articles of Incorporation”) provide for a different proportion, Stockholders holding at least a majority of the voting power of the Corporation’s outstanding shares of capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote, or express consent or dissent, on all matters), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by Chapter 78 or 92A of the NRS, the Articles of Incorporation or these Amended and Restated Bylaws adopted by the Board of Directors effective as of March 9, 2023 (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, these “Bylaws”), at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote, or express consent or dissent, on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

b.If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a Stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each Stockholder of record as of the new record date. The Stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough Stockholders to leave less than a quorum of the voting power.

Section 2.7    Voting.

a.Unless otherwise provided in Chapter 78 of the NRS, the Articles of Incorporation, or the resolution providing for the issuance of preferred stock or series of common stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation (if any such authority is so vested), each Stockholder of record, or such Stockholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such Stockholder’s name at the close of business on the record date.

b.If a quorum is present, unless the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, Chapter 78 of the NRS or other applicable law provide for a different proportion, action by the Stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the Stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the Stockholders by Chapter 78 or 92A of the NRS, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

c.If a quorum is present, directors shall be elected by a majority of the votes cast. For purposes of this Section 2.7(c), a majority of the votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to the director’s election; votes cast shall include votes “against” and exclude abstentions with respect to the director’s election.

d.In determining the right to vote shares of the Corporation pursuant to this Section 2.7 or otherwise, the Corporation may rely on any instruments or statements presented to it, provided that the Corporation has the right, but not the obligation, to require and review such proof of ownership and voting rights as it determines in good faith. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the Stockholder. All decisions of the Corporation shall be valid and binding unless and until a court of competent jurisdiction determines otherwise.

Section 2.8    Proxies.

Each stockholder entitled to vote at a meeting of Stockholders or to express dissent to a corporate action in writing without a meeting may authorize, in a manner permitted by Chapter 78 of the NRS, another person or persons to act for such Stockholder by proxy. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by Chapter 78 of the NRS. At any meeting of Stockholders, any holder of shares entitled to vote may designate, in a manner permitted by Chapter 78 of the NRS, another person or persons to act as a proxy or proxies. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by Chapter 78 of the NRS. Any Stockholder directly or indirectly soliciting proxies from other Stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 2.9    No Action Without a Meeting.

Except as expressly provided by, and in accordance with, the Articles of Incorporation, no action shall be taken by the Stockholders except at an annual or special meeting of Stockholders called and noticed in the manner required by these Bylaws, nor may the Stockholders under any circumstance take action by written consent in lieu of a meeting of Stockholders.

Section 2.10    Organization.

a.Meetings of Stockholders shall be presided over by the Chairperson of the Board, or, in the absence of the Chairperson, by the Lead Independent Director, or in the absence of the Lead Independent Director, the chief executive officer, if any, or, in the absence of the chief executive officer, by the president, if any, or, in the absence of the foregoing persons, by a chairperson designated by the Board of Directors, or, in the absence of such designation by the Board of Directors, by a chairperson chosen at the meeting by the Stockholders entitled to cast a majority of the votes which all Stockholders present in person or by proxy are entitled to cast. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

b.The chairperson of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

Section 2.11    Absentees’ Consent to Meetings.

Transactions of any meeting of the Stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally or by the terms of these Bylaws required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of Stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

Section 2.12    Director Nominations.

Subject to the rights, if any, of the holders of preferred stock to nominate and elect directors, nominations of persons for election to the Board of Directors of the Corporation may be made by the Board of Directors, by a committee appointed by the Board of Directors, or by any Stockholder of record entitled to vote in the election of directors who complies with the notice procedures set forth in Section 2.13.

Section 2.13    Advance Notice of Stockholder Proposals and Director Nominations by Stockholders.

a.Annual Meetings of Stockholders.

i.Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors or (C) by any Stockholder who (1) was a Stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13 or (2) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting.

ii.For any (1) nominations or (2) other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 2.13(a)(ii) of these Bylaws, the Stockholder must have given timely notice thereof in writing to the Secretary and must provide any updates or supplements to such notice at the times and in the forms required by this Section 2.13, and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. To be in proper form, such Stockholder’s notice must:

A.as to each person whom the Stockholder proposes to nominate for election as a director of the Corporation, set forth (I) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, (II) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected and (III) such other information regarding such person as may reasonably be requested by the Board of

Directors in writing prior to the meeting of Stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with policies or guidelines adopted by the Board of Directors and as amended from time to time;

B.with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws;

C.as to any other business that the Stockholder proposes to bring before the meeting, set forth (I) a brief description of the business desired to be brought before the meeting, (II) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (III) the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (IV) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14A of the Exchange Act; and

D.as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (I) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (II) the class or series and number of shares of stock which are owned beneficially and of record by such Stockholder and such beneficial owner, except that such Stockholder shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Stockholder has a right to acquire beneficial ownership at any time in the future, (III) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, that will be material in such Stockholder’s solicitation of Stockholders (including, without limitation, matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the Corporation, (IV) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of Stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or such beneficial owner, with respect to securities of the Corporation, (V) a representation that the Stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (VI) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding stock required under applicable law to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from Stockholders in support of such proposal or nomination, (VII) a representation whether the Stockholder or the beneficial owner, if any, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act (and if so, such representation shall also include an undertaking that such Stockholder or beneficial owner will deliver to beneficial owners of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (1) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates, or (2) at least 40 calendar days before the annual meeting of Stockholders, a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act), (VIII) a representation that the Stockholder has complied with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 2.13(a)(ii), (IX) any material pending or threatened legal proceeding in which such Stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (X) any other material relationship between such Stockholder, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, and (XI) any other information relating to such Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement soliciting proxies for the election of such person as a director in an election contest (even if an election contest is not involved) or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14A of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing notice requirements of this Section 2.13(a) shall be deemed satisfied by a Stockholder with respect to business other than a nomination for election as a director of the Corporation if the Stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee for election as a director of the Corporation to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such nominee.

iii.Notwithstanding anything in the second sentence of Section 2.13(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.13(a)(ii) of these Bylaws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

b.Special Meetings of Stockholders. Except to the extent required by law, special meetings of Stockholders may be called only in accordance with Section 2.2 of these Bylaws. The only business to be conducted at a special meeting of Stockholders is that brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.13. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by Section 2.13(a)(ii) of these Bylaws (including the completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws and any other information, documents, affidavits, or certifications required by the Corporation) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

c.General.

i.Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at an annual or special meeting of Stockholders to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee or proposal in compliance with such Stockholder’s representations as required by Section 2.13(a)(ii)(D)(VI)-(VII) of these Bylaws) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

ii.For purposes of this Section 2.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

iii.Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, no Stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (i) any Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) such Stockholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Board of Directors or an officer designated thereby), then the Corporation shall disregard any proxies for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees, notwithstanding that proxies in favor thereof may have been received by the Corporation. Upon request by the Corporation, if any Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Stockholder shall deliver to the secretary, no later than five (5) business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

iv.In addition to the provisions of this Section 2.13, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.13; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.13 (including clause (a)(ii)(C)) hereof and clause (b) hereof), and compliance with clauses (a)(ii)(C) and (b) of this Section 2.13 shall be the exclusive means for a Stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of clause (a)(i) hereof, business other than nominations brought properly under and in compliance with Rule 14a-8 promulgated under the Exchange Act, as may be amended from time to time). Nothing in this Section 2.13 shall be deemed to affect any rights (x) of Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (y) of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

v.A Stockholder providing notice of its intent to propose business or to nominate a person for election to the Board of Directors shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Section 2.14    Submission of Questionnaire, Representation and Agreement.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the candidate for nomination must have previously delivered (in accordance with the time periods prescribed for delivery of notice under Section 2.13 of these Bylaws), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background and stock ownership of any other person or entity on whose behalf the director nomination is being made, and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (i) is not, and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification for service as a director, (iii) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect) and (iv) is, and if elected as a director during his or her term office, will at all times comply with the qualification criteria set forth in Section 3.1, or as otherwise set forth by a duly authorized committee appointed by the Board of Directors.

ARTICLE III
DIRECTORS

Section 3.1    General Powers; Performance of Duties; Qualifications.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in Chapter 78 of the NRS or the Articles of Incorporation. Directors need not be Stockholders. No person shall be eligible for nomination, election or service as a director of the Corporation if:

a.the person has been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the election of such person;

b.the person has been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the election of such person;

c.the person has been or is subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the election of such person wherein such injunction, judgment, decree or permanent order: (i) involved the violation of fraud or registration provisions of the securities laws of that jurisdiction; or (ii) involved the violation of the consumer fraud laws of that jurisdiction; or (iii) involved the violation of the antitrust or restraint of trade laws of that jurisdiction;

d.a majority of the Board of Directors of the Corporation determines in good faith and reasonably believes that the person has engaged in fraudulent conduct or intentional criminal conduct with respect to the Corporation or in connection with its business and affairs;

e.the person is an adverse party in pending or threatened litigation in which the Corporation is a party, and which is reasonably determined in good faith by a majority of the Board of Directors of the Corporation to be material to the Corporation and its business or prospects; or

f.the person (i) is controlled by, (ii) is under common control with or (iii) has entered into an agreement with a person described in the preceding paragraphs of this Section 3.1 with respect to voting by the person as a director of the Corporation.

Section 3.2    Number; Tenure.

The total number of directors constituting the entire Board of Directors shall be fixed in the manner provided in the Articles of Incorporation. The number of directors shall be no less than three directors and no more than nine directors. The board may increase or decrease the number of directors by resolution to not less than three. Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 3.2 shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of the Stockholders to remove directors as is hereinafter provided.

Section 3.3    Staggered Board.

The Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall serve for a term ending on the date of the third (3rd) anniversary of the date such director was elected; provided, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. Notwithstanding the foregoing provisions of this Section 3.3, unless otherwise provided in Chapter 78 of the NRS, the term of each incumbent director (as of immediately prior the effectiveness of these Bylaws) terminates on the date it would have terminated had there been no reclassification pursuant to these Bylaws, regardless of whether such reclassification would otherwise increase or decrease the term of such incumbent director.

Section 3.4    Chairperson of the Board.

The Board of Directors shall elect a Chairperson of the Board in accordance with Article IV of these Bylaws.

Section 3.5    Vice Chairperson of the Board.

The Board of Directors may elect a Vice Chairperson of the Board, who shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as may be provided by law.

Section 3.6    Lead Independent Director.

In the event that the Board of Directors elects a Chairperson of the Board who is an employee of the Corporation, the Board may also elect a Lead Independent Director who shall preside at all meetings of the Board of Directors and Stockholders at which he or she shall be present and the Chairperson of the Board is not present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as may be provided by law.

Section 3.7    Removal and Resignation of Directors.

A director may only be removed from the Board of Directors at a special meeting of the Stockholders called for that purpose by a vote of the holders of no less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote; provided, that if a director is elected by the holders of a class or series of shares, only the vote of the holders of such class or series, and not the votes of the outstanding shares as a whole, shall be required to remove such director. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the Chairperson of the Board, if any, the president or the secretary, or in the absence of all of them, any other officer.

Section 3.8    Vacancies; Newly Created Directorships.

Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 3.9    Regular Meetings.

Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Nevada and at such times as the Board of Directors may from time to time determine.

Section 3.10    Special Meetings.

Except as otherwise required by law, and subject to any rights of the holders of preferred stock, special meetings of the Board of Directors may be called only by the Chairperson of the Board, if any, or if there be no Chairperson of the Board, by any of the chief executive officer, if any, the president or the secretary, and shall be called by the Chairperson of the Board, if any, the chief executive officer, if any, the president or the secretary upon the request of at least a majority of the authorized number of directors. If the Chairperson of the Board, or if there be no Chairperson of the Board, each of the chief executive officer, if any, president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by a written request signed by the Lead Independent Director or at least a majority of the directors in office.

Section 3.11    Place of Meetings.

Any regular or special meeting of the directors of the Corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

Section 3.12    Notice of Meetings.

Except as otherwise provided in Section 3.10 of these Bylaws, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation, at least twenty-four (24) hours before the time of such meeting, a copy of a written notice of any meeting (a) by delivery of such notice personally, (b) by mailing such notice postage prepaid, (c) by facsimile, (d) by overnight courier, or (e) by electronic transmission or electronic writing, including, but not limited to, email. If mailed to an address inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via facsimile, by electronic transmission or electronic writing, including, but not limited to, email, the notice shall be deemed delivered upon sender’s receipt of confirmation of the successful transmission. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If the address of any director is incomplete or does not appear upon the records of the Corporation, it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.13    Quorum; Adjourned Meetings.

a.A majority of the directors then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business; provided that, solely for the purposes of filling vacancies pursuant to Section 3.8 of these Bylaws, a meeting of the Board of Directors may be held if a majority of the directors then in office participate in such meeting.

b.At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.14    Manner of Acting; Presumption of Assent.

Except in cases in which the Articles of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.15    Telephonic and Electronic Meetings.

Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through electronic communications, videoconferencing, teleconferencing or other available technology for which the Corporation shall have implemented reasonable measures to: verify the identity of each person participating through such means as a director or committee, as the case may be; and provide the directors or members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 3.15 constitutes presence in person at the meeting.

Section 3.16    Action Without Meeting.

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors. The written consent may be signed in counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors.

Section 3.17    Powers and Duties.

a.Except as otherwise restricted by the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee in accordance with Section 3.18, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to sub-delegate, and upon such terms as may be deemed fit.

b.The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of Stockholders, in his or her discretion, may (i) require that any votes cast at such meeting shall be cast by written ballot, and/or (ii) submit any contract or act for approval or ratification at any annual meeting of the Stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

Section 3.18    Committees.

Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:

a.Designation and Appointment. The Board of Directors may designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate or under no name.

b.Members; Alternate Members; Terms. Each committee thus designated and appointed shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the entire Board of Directors, replace absent or disqualified members at any meeting of that committee. If the Board of Directors has not designated alternate members to a committee, then in the absence or disqualification of a member of a committee from a meeting, the member or members thereof present at such meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member (“substitute member”). The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

c.Authority. Each committee, to the extent provided in the resolution of the Board of Directors creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire Board of Directors.

d.Records. Each such committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

e.Change in Number. The number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased from time to time by appropriate resolution adopted by of the Board of Directors.

f.Vacancies. Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section 3.18.

g.Removal. Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby.

h.Meetings. The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.

i.Quorum; Requisite Vote. At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors to such committee shall constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum, alternate members or substitute members acting in the place of members at a meeting shall be counted to the same extent as the members of the committee they are replacing; provided, however, that for purposes of determining the presence of a quorum, alternate members and substitute members (whether or not acting in the place of members at a meeting) shall not be included in the number of members designated by the Board of Directors to such committee. The act of a majority of the members (and to if acting in the place of members, alternate members or substitute members) of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute. If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

j.Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, compensation for members and alternate members of any committee appointed pursuant to the authority hereof may be authorized by the Board of Directors pursuant to the provisions of Section 3.19 hereof or by a committee specifically authorized by the Board of Directors to authorize compensation.

k.Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of such committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall become a part of the record of such committee.

Section 3.19    Compensation.

The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board of Directors establishes the compensation of directors pursuant to this subsection, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

Section 3.20    Organization.

Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, or in the absence of the Chairperson of the Board by the Lead Independent Director, or in his or her absence by a chairperson chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairperson of the meeting.

Section 3.21    Proxy Access for Director Nominations.

a.Whenever the Board of Directors solicits proxies with respect to the election of directors at an Annual Meeting of Stockholders (commencing with the 2020 Annual Meeting of Stockholders), subject to the provisions of this Section 3.21, the Corporation shall include in its proxy statement, on its form of proxy card, voting instruction form and on any ballot distributed at such Annual Meeting of Stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together, in the case of the proxy statement, with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 3.21 (such stockholder or stockholder group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 3.21 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 3.21. For purposes of this Section 3.21, in calculating the number of stockholders in a group seeking to qualify as an Eligible Stockholder, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be counted as one stockholder. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these Bylaws, including the Minimum Holding Period (defined below), shall apply to each member of such group; provided, however, that the Required Ownership Percentage (defined below) shall apply to the ownership of the group in the aggregate. For purposes of this Section 3.21, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.21, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

b.To be timely, the Notice of Proxy Access Nomination must be addressed to the secretary of the Corporation and received at the principal executive offices of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation commenced mailing of its definitive proxy statement for the previous year’s Annual Meeting of Stockholders; provided, however, that in the event the Annual Meeting of Stockholders is more than thirty (30) days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, or if no Annual Meeting of Stockholders was held in the preceding year, to be timely, the Notice of Proxy Access Nomination must be received at the principal executive offices of the Corporation no earlier than one hundred fifty (150) days before such Annual Meeting of Stockholders and no later than the later of one hundred twenty (120) days before such Annual Meeting of Stockholders or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting of Stockholders is first made by the Corporation. In no event shall an adjournment or postponement of an Annual Meeting of Stockholders commence a new time period (or extend any time period) for the giving of the Notice of Proxy Access Nomination as described above.

c.The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting of Stockholders shall not exceed the greater of (i) two and (ii) 20% of the total number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.21 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the Annual Meeting of Stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The following individuals shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 3.21 has been reached: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.21 whom the Board of Directors decides to nominate as a nominee of the Board of

Directors, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.21 but whose nomination is subsequently withdrawn, (iii) any individual who was previously elected to the Board of Directors as a Stockholder Nominee at any of the preceding two Annual Meetings of Stockholders and who is nominated for election at such Annual Meeting of Stockholders by the Board of Directors as a nominee of the Board of Directors and (iv) any director in office or director candidate who, in each case, will be included in the Corporation’s proxy materials with respect to such Annual Meeting of Stockholders as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or understanding between the Corporation and a stockholder or group of stockholders (other than such agreement, arrangement or understanding entered into in connection with an acquisition of stock by such stockholder, or group of stockholders, from the Corporation). Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.21 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.21 exceeds the maximum number of nominees provided for in this Section 3.21. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.21 exceeds the maximum number of nominees provided for in this Section 3.21, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.21 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s outstanding common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest-ranking Stockholder Nominee who meets the requirements of this Section 3.21 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements of this Section 3.21 (y) thereafter is nominated by the Board of Directors or (z) thereafter is not included in the Corporation’s proxy materials or is not submitted for election as a director, in either case, as a result of the Nominating Stockholder becoming ineligible or withdrawing its nomination, the Stockholder Nominee becoming unwilling or unable to serve on the Board of Directors or the Eligible Stockholder or the Stockholder Nominee failing to comply with the provisions of this Section 3.21, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

d.For purposes of this Section 3.21, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both:

i.the full voting and investment rights pertaining to the shares; and

ii.the full economic interest in (including the opportunity for profit from and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;

(y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or

(z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of:

(1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or

(2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates.

A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and recalls such loaned shares within five (5) business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the applicable Annual Meeting of Stockholders and holds such shares through such Annual Meeting of Stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, in each case, in its sole discretion. For purposes of this Section 3.21, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 3.21.

e.In order to make a nomination pursuant to this Section 3.21, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage of the Corporation’s shares of common stock outstanding and entitled to vote in the election of directors as of the date of the Notice of Proxy Access Nomination (the “Required Shares”) continuously for the Minimum Holding Period as of both the date the Notice of Proxy Access Nomination is received by the secretary of the Corporation in accordance with this Section 3.21 and the record date for determining the stockholders entitled to vote at the Annual Meeting of Stockholders and must continue to own the Required Shares through the date of the Annual Meeting of Stockholders. For purposes of this Section 3.21, the “Required Ownership Percentage” shall be 3% or more. For purposes of this Section 3.21, the “Minimum Holding Period” is three (3) years. Within the time period specified in this Section 3.21 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:

i.one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received by the secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the Annual Meeting of Stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

ii.a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

iii.the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Article II, Section 2.13 of these Bylaws;

iv.the consent of each Stockholder Nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected;

v.a representation that the Eligible Stockholder:

A.acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent,

B.presently intends to maintain qualifying ownership of the Required Shares through the date of the Annual Meeting of Stockholders,

C.has not nominated and will not nominate for election any individual as a director at the Annual Meeting of Stockholders, other than its Stockholder Nominee(s),

D.has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting of Stockholders, other than its Stockholder Nominee(s) or a nominee of the Board of Directors,

E.agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the Annual Meeting of Stockholders or applicable to the filing and use, if any, of soliciting material,

F.will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and

G.as to any two or more funds whose shares are aggregated to count as one stockholder for the purpose of constituting an Eligible Stockholder, within five (5) business days after the date of the Notice of Proxy Access Nomination, will provide to the Corporation documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the requirements of the second sentence of subsection (a) of this Section 3.21;

vi.an undertaking that the Eligible Stockholder agrees to:

A.assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation;

B.indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.21; and

C.file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the Annual Meeting of Stockholders at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and

vii.in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

f.Within the time period specified in this Section 3.21 for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the secretary of the Corporation (which shall be deemed to be part of the Stockholder Notice for purposes of this Section 3.21):

i.the information required with respect to persons whom a stockholder proposes to nominate for election or reelection as a director by Article II, Section 2.13 of these Bylaws;

ii.a written representation and agreement that such person:

A.will act as a representative of all of the stockholders of the Corporation while serving as a director;

B.is not and will not become a party to (I) Voting Commitment that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law;

C.is not or will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation;

D.will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as well as the applicable provisions of these Bylaws and the rules and regulations of the Securities and Exchange Commission and any stock exchange applicable to the Corporation; and

E.will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

At the request of the Corporation, the Stockholder Nominee(s) must submit all completed and signed questionnaires required of directors and officers of the Corporation. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 3.21 or if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors

g.In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 3.21.

h.The Corporation shall not be required to include, pursuant to this Section 3.21, a Stockholder Nominee in its proxy materials for any Annual Meeting of Stockholders (any such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

i.if a stockholder has submitted (and the secretary of the Corporation has received) a notice of nomination (whether or not subsequently withdrawn) pursuant to the advance notice requirements for stockholder nominees for director set forth in clause (b) of Article II, Section 2.13 of these Bylaws;

ii.who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors in its sole discretion;

iii.whose election as a member of the Board of Directors would (A) cause the Corporation to be in violation of these Bylaws, the certificate of incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation or (B) result in the denial, revocation or impairment of any license held or to be held by the Corporation or any of its affiliates or the exclusion from participation of the Corporation or any of its affiliates in any government payor programs;

iv.who is or has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914;

v.who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

vi.who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

vii.if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each case, in its sole discretion; or

viii.the Eligible Stockholder or applicable Stockholder Nominee breaches or fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, this Section 3.21 and any agreement, representation or undertaking required by this Section 3.21.

i.Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairperson of the Annual Meeting of Stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

i.the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 3.21, as determined by the Board of Directors or the chairperson of the Annual Meeting of Stockholders, in each case, in its or his or her sole discretion; or

ii.the Eligible Stockholder (or a qualified representative thereof) does not appear at the Annual Meeting of Stockholders to present any nomination pursuant to this Section 3.21.

j.Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of Stockholders but either:

i.withdraws from or becomes ineligible or unavailable for election at the Annual Meeting of Stockholders; or

ii.does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election will be ineligible to be a Stockholder Nominee pursuant to this Section 3.21 for the next two Annual Meetings of Stockholders. For the avoidance of doubt, this Section 3.21(j) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Article II, Section 2.13 of these Bylaws.

k.The Board of Directors (or any other person or body authorized by the Board of Directors) shall have the exclusive power and authority to interpret the provisions of this Section 3.21 of these Bylaws and make all determinations deemed necessary or advisable in connection with this Section 3.21 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be final, conclusive and binding on the Corporation, the stockholders and all other parties.

l.No stockholder shall be permitted to join more than one group of stockholders to become an Eligible Stockholder for purposes of nominations pursuant to this Section 3.21 per each Annual Meeting of Stockholders.

m.Except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act, this Section 3.21 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.

ARTICLE IV
OFFICERS

Section 4.1    Election.

The Board of Directors shall elect and appoint a Chairperson of the Board, a president, a secretary and a treasurer. Said officers shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal. The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors. Any individual may hold two or more offices.

Section 4.2    Removal; Resignation.

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3    Vacancies.

If any vacancy occurs in any office of the Corporation, the Board of Directors may appoint a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 4.4    Chairperson of the Board.

The Board of Directors shall elect a Chairperson of the Board from the members of the Board of Directors who shall (a) preside at all meetings of the Board of Directors and Stockholders at which he or she shall be present, (b) advise and counsel the Chief Executive Officer and the other officers of the Company and (c) have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as may be provided by applicable law. The Board of Directors, in its discretion, may designate a Chairperson of the Board as either a Non-Executive Chairperson of the Board, who shall not be considered an employee or officer of the Company by virtue of the Non-Executive Chairperson position, or an Executive Chairperson of the Board, who shall be considered a full-time employee and executive officer of the Company by virtue of the Executive Chairperson position. For every other purpose under these Bylaws, unless provided otherwise, a Non-Executive Chairperson or an Executive Chairperson shall be characterized as the “Chairperson of the Board.”

Section 4.5    Chief Executive Officer.

The Board of Directors may elect a chief executive officer who, subject to the supervision and control of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and shall perform such other duties and have such other powers which are delegated to him or her by the Board of Directors, these Bylaws or as may be provided by law.

Section 4.6    President.

The president, subject to the supervision and control of the Board of Directors, shall in general actively supervise and control the business and affairs of the Corporation. The president shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation. The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors if any, these Bylaws or as may be provided by law.

Section 4.7    Chief Financial Officer.

The Board of Directors may elect a Chief Financial Officer. The Chief Financial Officer shall in general have overall supervision of the financial operations of the Corporation. The chief financial officer shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors if any, these Bylaws or as may be provided by law.

Section 4.8    Vice Presidents.

The Board of Directors may elect one or more vice presidents. In the absence or disability of the president, or at the president’s request, the vice president or vice presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the vice presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the president, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the president, these Bylaws or as may be provided by law.

Section 4.9    Secretary.

The secretary shall attend all meetings of the Stockholders and the Board of Directors, shall keep, or cause to be kept, the minutes of proceeds thereof in books provided for that purpose, and shall be entitled but not obligated to attend all meetings of any committees of the Board of Directors. He or she shall keep, or cause to be kept, a register of the Stockholders and shall be responsible for the giving of notice of meetings of the Stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The secretary shall be custodian of the corporate seal, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct. The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.10    Assistant Secretaries.

An assistant secretary shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary. He or she shall perform such other duties as are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.11    Treasurer.

The treasurer, subject to the order of the Board of Directors, shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto. The treasurer shall keep, or cause to be kept, full and accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the Chairperson of the Board, if any, the chief executive officer, if any, or the president. The treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law. The treasurer shall, if required by the Board of Directors, give bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the treasurer and for restoration to the Corporation, in the event of the treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation. If a chief financial officer of the Corporation has not been appointed, the treasurer may be deemed the chief financial officer of the Corporation.

Section 4.12    Assistant Treasurers.

An assistant treasurer shall, at the request of the treasurer, or in the absence or disability of the treasurer, perform all the duties of the treasurer. He or she shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, the president, the treasurer, these Bylaws or as may be provided by law. The Board of Directors may require an assistant treasurer to give a bond to the Corporation in such sum and with such security as it may approve, for the faithful performance of the duties of the assistant treasurer, and for restoration to the Corporation, in the event of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

Section 4.13    Execution of Negotiable Instruments, Deeds and Contracts.

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors may from time to time designate. The Board of Directors may authorize the use of the facsimile signatures of any such persons. Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

ARTICLE V
CAPITAL STOCK

Section 5.1    Issuance.

Shares of the Corporation’s authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2    Stock Certificates and Uncertificated Shares.

a.Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the chief executive officer, if any, the president or a vice president, and by the secretary or an assistant secretary, of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation; provided, however, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the Stockholders. Whenever such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

b.Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number of shares owned by him, her or it in the Corporation and, at least annually thereafter, the Corporation shall provide to such Stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by law, the rights and obligations of the Stockholders shall be identical whether or not their shares of stock are represented by certificates.

c.Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the Chapter 78 of the NRS and/or such other federal, state or local laws or regulations then in effect.

Section 5.3    Surrendered; Lost or Destroyed Certificates.

All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any Stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount satisfactory to the Board of Directors or an authorized officer which amount may be in excess of the current market value of the stock, and upon such terms as the treasurer, other officer who is so authorized, or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 5.4    Replacement Certificate.

When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of Stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5    Transfer of Shares.

No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation. Subject to the provisions hereof, the Corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:

a.Endorsement. Upon surrender of the certificate to the Corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate;

b.Guaranty and Effectiveness of Signature. The signature of such registered owner or his legal representative or attorney-in-fact, as the case may be, has been guaranteed by a national banking association or member of the

New York Stock Exchange, and reasonable assurance in a form satisfactory to the Corporation is given that such endorsements are genuine and effective;

c.Adverse Claims. The Corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim;

d.Collection of Taxes. Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and

e.Additional Requirements Satisfied. Such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation thereto, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

Section 5.6    Transfer Agent; Registrars.

The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.7    Miscellaneous.

The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation’s stock.

ARTICLE VI
DISTRIBUTIONS

Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 2.5 hereof, prior to the distribution for the purpose of determining Stockholders entitled to receive any distribution.

ARTICLE VII
RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

Section 7.1    Records.

All original records of the Corporation shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 7.2    Corporate Seal.

The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3    Fiscal Year-End.

The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE VIII
INDEMNIFICATION

Section 8.1    Indemnification and Insurance.

a.Indemnification of Directors and Officers.

i.For purposes of this Article VIII, (A) ”Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) ”Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

ii.Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 8.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a Stockholder.

iii.Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

iv.The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that a director or officer of the Corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

v.Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

b.Non-Exclusivity of Rights. The rights to indemnification provided in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of Stockholders or directors, or otherwise.

c.Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

d.Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

e.Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2    Amendment.

Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

ARTICLE IX
CHANGES IN NEVADA LAW

References in these Bylaws to Nevada law or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation, without the requirement of any further action by Stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the

Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE X
AMENDMENT OR REPEAL

Section 10.1    Amendment of Bylaws.

These Bylaws may be altered, amended or repealed, and new bylaws made, only by the affirmative vote of (a) a majority of the Board of Directors or (b) Stockholders representing at least a majority or more of the votes eligible to be cast in an election of Directors.

ARTICLE XI
FORUM SELECTION

Section 11.1    Forum for Adjudication of Disputes.

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Stockholders, (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these Bylaws, (d) to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws or (e) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor.